UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.   )

_________________________

Filed by the Registrant☒Filed by a Party other than the Registrant☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

InPoint Commercial Real Estate Income, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INPOINT COMMERCIAL REAL ESTSTE INCOME. INC.

URGENT REQUEST REGARDING OUR

ANNUAL STOCKHOLDER MEETING

Fellow

Stockholder,

We recently sent you notice of InPoint Commercial Real Estate Income, Inc.’s (“InPoint”) 2021 Annual Meeting of Stockholders to be held on October 14, 2021. Our records indicate that we have not yet received voting instructions for your account.

We appreciate your investment in InPoint and encourage you to vote your shares by proxy in advance of the Annual Meeting. Your participation will make a meaningful difference in our ability to achieve a quorum and conduct necessary business, including the election of our directors.

Regardless of the number of shares you own, your vote is very important. Your prompt response voting "FOR" each of the proposals would help us meet stockholder approval requirements before the October 14 meeting date, thereby reducing the risk of adjournments and additional solicitation costs.

Please vote your shares today using any one of the methods described below. If you have questions about voting, please contact your financial advisor or call our proxy solicitor, Broadridge, at 1-877-777-5613.

Thank you for your support of InPoint.

Sincerely,

Mitchell Sabshon Chief Executive Officer

FOUR WAYS TO VOTE

	ONLINE	PHONE	QR CODE	MAIL
PROXY QUESTIONS? Call 1-877-777-5613	WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

WITHOUT A PROXY CARD Call 1-877-777-5613

Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD

Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

			WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided